Exhibit 99.1

Service Corporation International Announces Senior Notes Offering

HOUSTON, December 5, 2017 — Service Corporation International (NYSE: SCI) (the “Company”) announced today that it intends to offer $525 million aggregate principal amount of senior notes, subject to market and other conditions. The offering will be made by means of an underwritten public offering pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The Company will use net proceeds from the offering, together with additional borrowings, to refinance its existing credit facilities and redeem outstanding notes, and pay related fees and expenses. Upon closing of the offering, the Company intends to redeem approximately $250 million aggregate principal amount of its 7.625% Senior Notes due 2018.

The additional borrowings are expected to come from a $1.675 billion unsecured credit agreement maturing in 2022 that the Company expects to enter into on December 6, 2017. The credit agreement will provide for a $1 billion revolving credit facility and a $675 million Term Loan A. Commitments have been received for the revolving credit facility and Term Loan A, subject to customary closing conditions.

J.P. Morgan will act as the lead joint book-running manager for the offering. The offering may be made only by means of a prospectus supplement and accompanying base prospectus. The prospectus supplement will be filed with the SEC and may be found on its website at www.sec.gov. When available, copies of the prospectus supplement relating to the public offering may be obtained from:

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Attention: Prospectus Department

Telephone: (866) 803-9204

Email: prospectus-eq_fi@jpmchase.com

This press release does not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful. The notes will be offered only by means of a prospectus supplement and accompanying base prospectus. This press release does not constitute a notice of redemption with respect to the notes being redeemed.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company’s actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of the Company. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by the Company’s Board of Directors each quarter after its review of the Company’s financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in the Company’s cash needs or a decrease in available cash; or a deterioration in the Company’s financial condition or results. For further information on these and other risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including its 2016 Annual Report on Form 10-K/A. Copies of this document as well as other SEC filings can be obtained from the website at http://www.sci-corp.com. The Company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International, headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At September 30, 2017, it owned and operated 1,509 funeral homes and 476 cemeteries (of which 287 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through its businesses, the Company markets the Dignity Memorial® brand, which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit the website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.